UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRIMERIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

TRIMERIS, INC.

3500 PARAMOUNT PARKWAY,

MORRISVILLE, NORTH CAROLINA 27560

JULY 16, 2007

To the Stockholders of TRIMERIS, INC.

You are cordially invited to attend the 2007 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the Pierre Hotel, 2 E. 61st St. New York, NY 10021, on August 14, 2007 at 8:00 a.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

E. Lawrence Hill, Jr. Chief Operating Officer and President

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

TRIMERIS, INC.

3500 PARAMOUNT PARKWAY

MORRISVILLE, NORTH CAROLINA 27560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 14, 2007

The Annual Meeting of Stockholders of Trimeris, Inc. (“Trimeris” or the “Company”) will be held at the Pierre Hotel, 2 E. 61st St. New York, NY 10021, on August 14, 2007 at 8:00 a.m. (local time) (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	To elect 5 directors of Trimeris to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To act upon a proposal to ratify the selection of KPMG LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To act upon a proposal to approve the Trimeris, Inc. 2007 Stock Incentive Plan;

4.	To act upon a proposal to approve the Trimeris, Inc. 2007 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on June 18, 2007 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By Order of the Board of Directors,

Andrew L. Graham Secretary Morrisville, North Carolina July 16, 2007

ABSTENTIONS AND BROKER NON-VOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

TRIMERIS, INC.

3500 PARAMOUNT PARKWAY

MORRISVILLE, NORTH CAROLINA 27560

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 14, 2007

The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation (“Trimeris” or the “Company”), for use at the 2007 annual meeting of stockholders to be held at 8:00 a.m. (local time) on August 14, 2007, and at any adjournment or postponement of the 2007 annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the Pierre Hotel, 2 E. 61st St. New York, NY 10021. All stockholders of record on June 18, 2007 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the “Proxy”) will be first mailed to stockholders on or about July 16, 2007.

The mailing address of the principal executive office of the Company is 3500 Paramount Parkway, Morrisville, North Carolina 27560.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (each, a “Proposal,” collectively, the “Proposals”). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting

June 18, 2007 is the record date for determination of stockholders entitled to vote at the Annual Meeting. On June 27, 2007, there were 22,201,072 shares of common stock outstanding. Each holder of common stock is entitled to one vote on all matters brought before the Annual Meeting.

For the Proposal to elect directors, any nominee who receives a majority of “for” votes of the total number of votes cast will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the Proposal to ratify the registered public accounting firm, the Proposal to approve the 2007 Stock Incentive Plan, and the Proposal to approve the 2007 Employee Stock Purchase Plan, a majority of the votes cast for each such Proposal is required for approval of the Proposal.

Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the Proposals. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1 and 2 scheduled to be presented at this year’s meeting. Proposals 3 and 4 are not considered “routine” matters under applicable rules, which means a broker does not have discretion to vote these items if you do not provide express voting instructions. If you do not provide voting instructions on these items your proxy will be considered a “broker non-vote,” will not be counted in determining the outcome of the vote on the Proposal and will have no effect on such outcome. Shares that are subject to broker non-votes are counted for determining the quorum but will not be considered votes cast for the foregoing purposes.

Revocability of Proxies

Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of Trimeris at our principal executive office, 3500 Paramount Parkway, Morrisville, North Carolina 27560. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation is expected to be paid to these individuals for any such services.

To assist in the solicitation process, we have hired the Altman Group (“AG”) to solicit proxies by mail. We anticipate paying AG an initial fee of $7,000, plus expenses. Additional compensation may be paid to AG for any supplemental solicitations made by telephone, telegram or other means.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine members. In accordance with the terms of our Fifth Amended and Restated Certificate of Incorporation, directors elected at the 2007 Annual Meeting of Stockholders and beyond will serve one-year terms and until their successors are duly elected and qualified.

Currently, our Board of Directors is as follows: Felix J. Baker, Julian C. Baker, Dani P. Bolognesi, Ph.D., E. Gary Cook, Ph.D., J. Richard Crout, M.D., Stephen R. Davis, Barry D. Quart, Jeffrey M. Lipton and Kevin C. Tang. Felix J. Baker, Ph.D. and Julian C. Baker are brothers. Mr. Davis and Dr. Quart were appointed to the board by action of the Board of Directors on June 27, 2007. Messrs. Bolognesi, Cook, Crout and Lipton have indicated their intention to retire from the Board of Directors effective at the 2007 Annual Meeting.

On June 27, 2007, the Board of Directors, pursuant to the Company’s Articles of Incorporation and By-laws, approved a resolution to reduce the size of the board of directors from nine members to five members effective at the 2007 Annual Meeting of Stockholders.

Vote Required

Each of the five candidates for the Board of Directors listed below has been nominated by the Board and if elected agrees to serve a term of one-year beginning at the 2007 Annual Meeting of Stockholders. Any nominee receiving a majority of affirmative votes cast of the stockholders entitled to vote at the Annual Meeting will be elected a director of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election. If any of the nominees is unable or unwilling to stand for election or to serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed below.

Nominees

The following table sets forth information regarding the nominees:

Name	Year First Elected Director	Age	Position
Felix J. Baker, Ph.D.	2004	38	Director
Julian C. Baker	2004	41	Director
Stephen R. Davis	2007	46	Director
Barry D. Quart, Pharm.D.	2007	50	Director
Kevin C. Tang	2001	40	Director

Business Experience Of Nominees For Election To The Trimeris, Inc. Board of Directors

Felix J. Baker, Ph.D. has served as a director of Trimeris since April 2004. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly-traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. He is also a director of Neurogen Corporation, Conjuchem Inc., and Seattle Genetics, Inc. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school.

Julian C. Baker has served as a director of Trimeris since April 2004. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly-traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, Neurogen Corporation, and Genomic Health, Inc. Mr. Baker holds an A.B. magna cum laude from Harvard University.

Stephen R. Davis was appointed to the Company’s Board of Directors on June 27, 2007. Mr. Davis has been Executive Vice President of Neurogen Corporation since September 2001 and Chief Operating Officer since April 2005. Mr. Davis is also a director of Neurogen. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Barry Quart, Pharm.D. was appointed to the Company’s Board of Directors on June 27, 2007. Since late 2006, Dr. Quart has served as President and CEO of Ardea Biosciences, Inc., a publicly-traded biotechnology firm. From 2002 until December 2006, Dr. Quart was President of Napo Pharmaceuticals, Inc. Prior to Napo, Dr. Quart was Senior Vice President, Pfizer Global Research and Development and the Director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, since 1999. Prior to joining Agouron in 1993, Dr. Quart spent over ten years at Bristol-Myers Squibb in both Clinical Research and Regulatory Affairs. Dr. Quart has a Pharm.D. from University of California, San Francisco.

Kevin C. Tang has been a director of Trimeris since August 2001. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a life sciences-focused investment company he founded in August 2002. From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang currently serves as a director of Ardea Biosciences, Inc, a publicly-traded life sciences company. Mr. Tang also serves as a director of two private companies, Radpharm, Inc. and Prospect Therapeutics, Inc. Mr. Tang received a B.S. degree from Duke University.

Director Independence

Our board of directors has determined that, except for Dr. Bolognesi and Mr. Skolsky, each individual who served as a member of the board in 2006 was, and each individual who currently serves as a member of the board is, an “independent director” within the meaning of Rule 4200 of The NASDAQ Stock Market. Dr. Bolognesi and Mr. Skolsky were not considered independent because they were employed by the Company. For Messrs. Baker, F., Baker, J., Cook, Lipton, Crout Davis, Quart and Tang, the board of directors considered their relationship and transactions with the Company as directors and stockholders of the Company.

Board Meetings and Committees

Our Board of Directors met a total of 12 times during the year ended December 31, 2006. Each of the directors attended at least 75% of the meetings of the Board and at least 75% of the meetings held by all committees of the Board on which he served.

It is the Company’s policy that all directors who are up for election at the annual meeting of stockholder attend the annual meeting, if at all possible. All of our directors attended last year’s annual meeting with the exception of Mr. Tang.

The Board has a standing Compensation Committee composed of Messrs. Cook, Lipton, Tang and Felix J. Baker. Dr. Cook has served as chairman of the Compensation Committee since June 2000. The Compensation Committee met eight times in 2006. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation Committee is responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation Committee is also responsible for the ongoing evaluation of the executive management team and other related issues. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on-line at www.trimeris.com.

The Board of Directors has a standing Audit and Finance Committee composed of Messrs. Crout, Davis, Lipton, Quart and Cook, which assists the Board in executing its responsibilities. Mr. Davis and Mr. Quart, each an independent director, were appointed to the Audit and Finance Committee on June 27, 2007. The Audit Committee met a total of four times in 2006. The Audit and Finance Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of the Audit and Finance Committee report. The Audit and Finance Committee is composed of five non-employee directors, each of whom is independent as defined in Nasdaq listing standards and is chaired by Dr. Crout. Although each of the members of the Audit and Finance Committee is financially literate, the Board has determined that Mr. Lipton, Mr. Davis and Mr. Cook are audit committee financial experts as defined by the Securities and Exchange Commission, or SEC. Our Board of Directors has adopted a written charter for the Audit and Finance Committee, a copy of which is available on-line at www.trimeris.com.

The Board has a standing Nomination and Governance Committee composed of Messrs. Lipton, Cook, Tang and Julian C. Baker, with Mr. Lipton serving as Chairman. The Nomination and Governance Committee met twice in 2006. This committee is responsible for recommending to the Board nominees for directors. All members of the committee are independent as defined in the Nasdaq listing standards. The actions of the committee are not governed by a formal charter although the Board has adopted a resolution addressing the nomination process. Nominations are based upon the recommendations of the individual Board members, management and stockholders. Third-party executive search firms may also be retained to identify candidates from time to time. Any stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Board in writing, with whatever supporting material the stockholder considers appropriate. Following verification of stockholder status of the persons proposing a candidate, the decision on whether to consider any person recommended by a stockholder for nomination will be made in light of the provisions of the Company’s by-laws relating to stockholder nominations as described in “Additional Information—Advance Notice Procedures,” below.

Once a prospective nominee has been identified, an initial determination is made as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information has been provided with the recommendation of the prospective candidate, as well as knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If it is determined that additional consideration is warranted, a third-party search firm may be commissioned to gather additional information about the prospective nominee’s background and experience and to report its findings. Potential nominees are sought out and evaluated with respect to their ability to match the current needs and goals of the Company. While needs and goals may vary over time, the search for potential nominees will generally address the following factors:

•

potential nominees should have some experience with the pharmaceutical industry or biotechnology and will generally be active or former executives of public or private companies or major complex organizations including scientific, government, financial, educational and other non-profit institutions;

•

in recognition of the fact that the foundation of the Company is in medical science and technology, some potential nominees should be widely recognized as leaders in the fields of medicine or the biological sciences;

•	potential nominees will have experience at a strategy/policy setting level, high level managerial experience in a relatively complex organization, or experience dealing with complex problems;

•

potential nominees should have sufficient experience and education, including a certain level of financial acumen to effectively read and understand financial statements and other financial performance measures, to be able to provide guidance and direction to management;

•

potential nominees will be evaluated for their ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•

potential nominees will be considered against the backdrop of the current make-up of the Board and the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

When taken alone none of these factors will be dispositive with respect to the inclusion or exclusion of an individual candidate for nomination. Rather, the Committee will weigh these factors in light of all available information regarding the current needs and capabilities of the Board as well as the qualifications of any other potential candidates. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the nominees are determined by a majority vote of the Committee.

Additional Information—Advance Notice Procedures

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at the annual meeting of the stockholders may be made by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of the directors at such meeting who complies with the notice procedures set forth in the Company’s by-laws. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting: provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given to the stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on with the notice of the meeting was mailed or such public disclosure was made, whichever comes first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Company which are beneficially owned by each such nominee, and (iv) and other information concerning the nominee that must be disclosed as to such nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the class and number of the shares of the corporation which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board, a Board committee or one or more directors may do so by writing to Chairman of the Board of Directors, c/o Trimeris, Inc., Corporate Secretary, 3500 Paramount Parkway, Morrisville, North Carolina, 27560. The Board has approved a process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary and copies of all such correspondence to the Board. However, stockholder communications that constitute advertising, or promotion of a product or service, or relate to improper or irrelevant topics will not be forwarded to the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Compliance Officer and the Chair of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Compensation

We reimburse our non-management directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Management directors do not receive additional compensation in connection with their attendance at meetings. Non-management directors receive cash compensation and stock options as follows:

Non-Management Director’s Annual Retainers
Chairman of the Board	$25,000
All Other Non-Management Directors	$15,000

Committee Members’ Additional Annual Fees
Audit Committee Chairman	$5,000
Audit Committee Member	$1,000
Compensation Committee Chairman	$3,000
Nomination & Governance Committee Chairman	$2,000

Meeting Fee for Non-Management Directors
Per meeting fee for face-to-face Board meetings only	$1,500
(No additional committee meeting fees will be paid)

Non-Management Director’s Stock Options
Chairman of the Board Annual Grant	15,000
Director Annual Grant	10,000
Committee Chair Annual Grant (Audit, Compensation, Nomination & Governance)	2,500
Committee Member Annual Grant Per Committee	1,250
New Director Initial Grant	20,000

Annual stock option grants to non-management directors vest 100% one year from the date of grant. New director initial grants vest 33.3% per year over three years.

2006 Director Compensation

The following table sets forth cash amounts and the value of other compensation paid to our non-management directors for their service in 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jeffrey M. Lipton	32,500	114,815	147,315
Felix J. Baker	19,500	112,135	131,635
Julian C. Baker	21,000	112,135	133,135
E. Gary Cook	25,000	81,127	106,127
J. Richard Crout	26,000	71,750	97,750
Charles A. Sanders(2)	5,500	—	5,500
Kevin C. Tang	19,500	71,750	91,250

(1)	Represents the compensation expense related to outstanding options we recognized for the year ended December 31, 2006 under SFAS 123R rather than amounts paid to or realized by the named individual and includes expenses we recognized in 2006 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term. See Note 6 of Notes to our Consolidated Financial Statements set forth in Item 8 of our Annual Report on Form 10-K for the assumptions made in determining SFAS 123R values. The SFAS 123R value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized. As of December 31, 2006, each non-management director had the following aggregate number of stock options outstanding: Jeffrey M. Lipton, 167,500; Felix J. Baker, 53,750; Julian C. Baker, 52,500; E. Gary Cook, 111,250; J. Richard Crout, 94,167; Charles A. Sanders, 95,000; Kevin C. Tang, 78,750.
(2)	Dr. Sanders was paid in connection with his board service that occurred prior to his retirement from the board on March 15, 2006.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

PROPOSAL 3

ADOPTION OF THE TRIMERIS, INC.

2007 STOCK INCENTIVE PLAN

The Company’s 2007 Stock Incentive Plan was recommended by the Compensation Committee and adopted by the Board on June 27, 2007 subject to stockholder approval at the Annual Meeting. A copy of the 2007 Stock Incentive Plan is attached to the Proxy Statement as Appendix A. You are being asked to vote on a Proposal to approve the adoption of the 2007 Stock Incentive Plan that would allow the issuance of up to 1,000,000 shares of common stock. The 2007 Stock Incentive Plan will replace the Company’s existing Fifth Amended and Restated Stock Incentive Plan under which no further grants may be made beyond September 30, 2007.

The Company estimates that the 1,000,000 shares that are being requested for grant under this 2007 Stock Incentive Plan is less than the number of shares that will expire ungranted from the current stock incentive plan. The Company estimates that after September 2007, approximately 1.3 million shares of the common stock that are currently available for grant under the Fifth Amended and Restated Stock Incentive Plan will no longer be available to be granted.

The Board believes the 2007 Stock Incentive Plan is necessary to provide us with a sufficient reserve of shares of common stock for future option grants needed to attract, employ and retain employees, directors and consultants of outstanding ability. The following is a summary of the 2007 Stock Incentive Plan. It is not complete, and stockholders should refer to the copy of the plan in Appendix A for full details.

DESCRIPTION OF THE 2007 STOCK INCENTIVE PLAN

The 2007 Stock Incentive Plan provides for the grant of incentive stock options, restricted stock or other stock-based awards to our employees, including directors who are employees, and for the grant of nonstatutory stock options, restricted stock or other stock-based awards to our employees, officers, directors, consultants and advisors. The 2007 Stock Incentive Plan will be administered by our Compensation Committee. A maximum of 1,000,000 shares of common stock are currently authorized for issuance under the Stock Incentive Plan, all of which could be used for incentive stock options, restricted stock or other stock-based awards.

On July 8, 2007, there were approximately 1.5 million shares authorized and available for grant under our existing Fifth Amended and Restated Stock Incentive Plan and there were approximately 39 employees, officers, directors, consultants and advisors eligible to participate under the current plan and that would also be eligible to participate in the 2007 Stock Incentive Plan.

The exercise price of all stock options granted under the 2007 Stock Incentive Plan must be at least equal to the fair market value of the common stock on the date of grant. Our plan generally does not permit a change in the exercise price of any option previously granted except in the case of certain specified events, such as a stock split or merger, and as otherwise permitted under the applicable section of the Internal Revenue Code (the “Code”).

The Stock Incentive Plan permits shares of common stock purchased upon the exercise of options to be paid (i) in cash or by check, (ii) through a broker-facilitated cashless exercise procedure to the extent permitted by applicable law, (iii) by delivery of shares owned by the optionee, provided any ownership requirements have been met, or (iv) by payment of such other lawful consideration as the Board may determine, in each case subject to the Sarbanes-Oxley Act of 2002 or other applicable law.

The Board may grant restricted stock awards under the 2007 Stock Incentive Plan entitling recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or a part of such shares and upon such other terms and conditions as the Board may determine. Stock certificates issued in respect of a restricted stock award are registered in the name of the participant and held in escrow by the Company until expiration of the applicable restriction periods. Any restricted stock award granted to a participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) shall restrict the release of the shares subject to the award for a period of at least six months following the date of grant. Although not formally required by the 2007 Stock Incentive Plan, the Company has adopted an operational rule mandating that all grants of restricted stock have a restricted period of not less than 12 months.

If an optionee ceases to be employed for any reason other than death or disability, each outstanding option held by the optionee will terminate and cease to be exercisable no later than three months after the date the optionee ceases to be employed by us. If an optionee dies, all of his or her options become exercisable immediately. The 2007 Stock Incentive Plan provides that any option granted to a participant who is subject to the provisions of Section 16 of the Exchange Act shall not become exercisable for a period of at least six months following the date of grant.

If:

•

we merge with or consolidate into another corporation, which results in our stockholders owning less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	we sell all or substantially all of our assets,

•	we completely liquidate, or

•	someone acquires 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us,

then all restricted stock awards shall become fully vested and free of all restrictions and all other stock-based awards, including options, shall become fully vested, exercisable or free of all restrictions, as the case may be.

In the event of an acquisition of 50% or more of the voting power of our outstanding securities, except through a merger, consolidation or an acquisition of our securities directly from us, then all options and stock appreciation rights become fully vested and exercisable. If we execute an agreement to:

•	merge or consolidate and our stockholders before the transaction own less than 60% of the voting power of the voting securities of the surviving or successor corporation following the transaction,

•	sell all or substantially all of our assets, or

•	completely liquidate,

then all options and stock appreciation rights become fully vested and exercisable and the Board of Directors may, in its discretion, terminate any unexercised awards, or permit the acquiring or succeeding corporation to assume or substitute equivalent options or stock appreciation rights for ours.

The repricing of Incentive Stock Options (“ISO”) or Non-Qualified Stock Options (“NQSO”) is expressly prohibited by the 2007 Stock Incentive Plan except in the case of certain change in control events or in the event of certain recapitalizations or adjustments to our common stock. In addition, no ISO or NQSO will be exercisable after the date the optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board).

The Board of Directors may terminate or amend the 2007 Stock Incentive Plan at any time. Our stockholders must approve any increase in the total number of shares available under the 2007 Stock Incentive Plan.

TAX EFFECTS OF 2007 STOCK INCENTIVE PLAN PARTICIPATION

The following briefly summarizes the federal income tax consequence of the issuance and exercise of stock options and other stock awards under the 2007 Stock Incentive Plan. The following discussion does not purport to be complete and does not cover, among other things, the state, local, and foreign tax treatment associated with the grant and exercise of options.

Nonqualified Stock Options. An optionee will not be taxed when he receives a nonqualified stock option. When the optionee exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the “spread” treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the shares and his “basis,” which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, we will receive an income tax deduction for any amounts of “ordinary income” to him.

Incentive Stock Options. An optionee will not be taxed when he receives an incentive stock option and will not be taxed when he exercises an ISO, unless he is subject to the alternative minimum tax (“AMT”). If he holds the shares purchased upon exercise of the ISO (“ISO Shares”) for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the optionee sells the ISO Shares in a “disqualifying disposition” (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. The Company can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income the participant recognized but cannot deduct the amount of the capital gains.

Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is a certain percentage of an individual taxpayer’s alternative minimum taxable income that is lower than the regular tax rate but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when the taxpayer sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Exercise by Delivery of Previously Acquired Shares. Generally, an optionee will not recognize gain or loss upon the transfer to the Company of previously acquired shares of common stock (the “Old Shares”) in payment of all or a portion of the exercise price of shares of common stock (the “New Shares”) acquired through the exercise of an option. The optionee’s basis and holding period in the Old Shares are transferred to that number of New Shares that equals the number of Old Shares tendered in payment of the exercise price. Additional New

Shares have a basis equal to any income recognized by the optionee on exercise plus any cash paid in payment of the exercise price. However, if Old Shares are used to exercise an ISO, the disposition of the Old Shares will be taxable generally in accordance with the rules discussed above if the Old Shares were acquired by exercising an ISO and have not been held for the requisite holding period.

Restricted Stock. With respect to awards granted under the 2007 Stock Incentive Plan involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The participant may be able to accelerate the taxation by filing a notice with the Internal Revenue Service to treat the property as taxable even though subject to restrictions. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, either eventually or by this acceleration election.

Stock Awards. With respect to awards granted under the 2007 Stock Incentive Plan that result in the issuance of shares that are not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participants.

Tax Withholding Under the Code. The Company will be required to withhold taxes in some circumstances associated with the participants’ receiving compensation. Under the 2007 Stock Incentive Plan, the Company may permit the optionee to have the Company withhold all or a portion of the shares of the Company that the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. The Company may also permit the optionee to delivery other previously acquired shares (other than restricted stock) for the purpose of tax withholding. The election to withhold must be made prior to or on the date on which the tax obligation arises.

Payments Upon Change in Control. The 2007 Stock Incentive Plan provides for the acceleration of payment of awards and related shares of common stock in the event of certain acquisition events or other change in control of the Company, as defined in the 2007 Stock Incentive Plan. Acceleration of payment may cause part or all of the consideration involved to be treated as a “parachute payment” under the Code, which may subject the recipient to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

Awards Subject to Section 409A of the Internal Revenue Code. Certain awards granted under the 2007 Stock Incentive Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and such regulations or other administrative guidance that may be issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2007 Stock Incentive Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2007 Stock Incentive Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the 2007 Stock Incentive Plan. While we believe that the description accurately summarizes existing provisions of the Code, and its legislative history and regulations, and the applicable administrative and judicial interpretations, theses statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify these statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Stock Incentive Plan and disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws.

NEW PLAN BENEFITS AND OPTION GRANT TABLE

Because the 2007 Stock Incentive Plan is discretionary, benefits to be received by individual optionees, other than non-employee directors, are not determinable. Each of the directors serving at the time of the 2007 Annual Meeting will receive an automatic option grant to purchase 10,000 shares on the date of the 2007 Annual Meeting with an exercise price per share equal to the closing price per share of common stock on the date of the 2007 Annual Meeting. The Chairman of the Board of Directors will receive an option to purchase an additional 5,000 shares for serving as chairman. In addition, Board members will receive options to purchase 1,250 shares for service on each committee of the Board of which they are a member and the director who chairs a committee will receive an option to purchase an additional 1,250 shares for serving as committee chair.

The table below shows, as to Steven D. Skolsky, Dani P. Bolognesi, Robert R. Bonczek and Andrew L. Graham (collectively, the “Named Executive Officers”), and the various indicated groups, (i) the number of shares of common stock for which options have been granted under the Stock Incentive Plan for the one-year period ended December 31, 2006 and (ii) the weighted average exercise price per share.

Name And Principal Position	Dollar Value ($)	Number of Option Shares
Steven D. Skolsky Chief Executive Officer (through November 2006)	399,946	70,736	(1)(2)

Dani P. Bolognesi Chief Scientific Officer (and Chief Executive Officer as of November 2006)	210,127	36,858	(1)(3)

Robert R. Bonczek Chief Financial Officer and General Counsel	210,127	36,858	(1)(4)

Andrew L. Graham Director of Finance (Principal Accounting Officer)	49,137	9,018	(1)(5)

Executive Officers as a group (4 persons)	869,337	153,470

Non-Executive Director group (6 persons)	433,950	82,500

Non-Executive Officer Employee Group (95 persons)	1,751,177	347,048

(1)	On August 9, 2006, the Compensation Committee approved an annual option grant of shares of our common stock to all employees, including the Named Executive Officers, pursuant to the Fifth Amended and Restated Stock Incentive Plan. This annual option grant is designed to be awarded on a quarterly basis at the fair market value of our common stock on the date of grant beginning in August 2006 and thereafter until April 2007, as long as the employee is employed by us on the date of grant. These options become exercisable over a four-year period, with the first grant in August 2006 becoming exercisable in full in August 2007, one year from the date of grant. The remainder of the grants becomes exercisable ratably over a three-year period beginning in August 2007, the one year anniversary date from the first date of grant. The number in this column includes those options to purchase shares of our common stock that the Named Executive Officer received pursuant to our Stock Incentive Plan on a quarterly basis in August 2006, October 2006, January 2007 and April 2007.
(2)	Mr. Skolsky was granted options to purchase 16,618 shares of our common stock in each of January 2007 and April 2007, and 18,750 shares in each of August 2006 and October 2006, at the fair market value of our common stock on the date of grant.
(3)	Dr. Bolognesi was granted options to purchase 9,054 shares of our common stock in each of January 2007 and April 2007, and 9,375 shares in each of August 2006 and October 2006, at the fair market value of our common stock on the date of grant.
(4)	Mr. Bonczek was granted options to purchase 9,054 shares of our common stock in each of January 2007 and April 2007, and 9,375 shares in each of August 2006 and October 2006, at the fair market value of our common stock on the date of grant.

(5)	Mr. Graham was granted options to purchase 1,696 shares of our common stock in each of January 2007 and April 2007, and 2,813 shares in each of August 2006 and October 2006, at the fair market value of our common stock on the date of grant.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to approve the adoption of the Trimeris, Inc. 2007 Stock Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the adoption of the Trimeris, Inc. 2007 Stock Incentive Plan.

PROPOSAL 4

ADOPTION OF THE TRIMERIS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The Company is submitting the Trimeris, Inc. 2007 Employee Stock Purchase Plan (the “Purchase Plan”) for approval by stockholders. The purpose of the plan is to improve our ability to attract, retain and motivate valued employees with an opportunity to purchase shares of our common stock through payroll deductions. The Purchase Plan replaces our current Employee Stock Purchase Plan under which no offering periods may begin after August 2007.

The Purchase Plan was recommended by the Compensation Committee and adopted by the Board of Directors on June 27, 2007, subject to approval by stockholders. Approval of the Purchase Plan requires approval by a majority of the total number of shares of common stock cast in connection with the proposal.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan which is attached hereto as Appendix B.

General. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an “Offering Period”) the right to purchase through accumulated payroll deductions up to a number of shares of our common stock (an “Option”) determined on the first day of the Offering Period. The purchase right is automatically exercised on each purchase date during the offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

Authorized Shares. If this Proposal is approved by the stockholders, an aggregate of 250,000 of our authorized but unissued or reacquired shares of common stock will have been authorized for issuance under the Purchase Plan. Appropriate adjustments will be made to the number of shares authorized under the Purchase Plan and to outstanding purchase rights in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in our capital structure, or in the event of any merger, sale of our assets or other reorganization. If any purchase right expires or terminates, the shares subject to the unexercised portion of such purchase right will again be available for issuance under the Purchase Plan.

Administration. The Purchase Plan is administered by our Board or a duly appointed committee of our Board (referred to under this Proposal collectively as our “Board”). Subject to the provisions of the Purchase Plan, our Board determines the terms and conditions of the purchase rights granted. The Board interprets the Purchase Plan and purchase rights, and all determinations of our Board are final and binding on all persons having an interest in the Purchase Plan or any purchase right.

Eligibility. Any common law employee of the Company or any subsidiary corporation of the Company designated by our Board for inclusion in the Purchase Plan is eligible to participate in an Offering Period under the plan. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 31, 2007, approximately 39 employees, including two executive officers were eligible to participate in the Purchase Plan.

Offerings. The Purchase Plan is implemented through offerings of successive and overlapping 12 month periods (“Offering Periods”). A new Offering Period begins on the first trading day on or after December 1 and June 1 of each year and ending on the last trading day in the 12 month period.

Payroll Deduction Periods. The Company will collect authorized payroll deductions from Participants (as defined in the Purchase Plan) for a particular purchase during successive six month periods beginning December 1 and June 1. The first Payroll Deduction Period will begin December 1, 2007.

Granting of Options. On the first day of each Offering Period, a Participant receives an option to purchase a number of shares of Common Stock with funds withheld during the Payroll Deduction Period. The number of shares is determined at the end of the Payroll Deduction Period as follows: the number of shares delivered will equal the amount withheld during the Payroll Deduction Period divided by the lesser of 85% of the fair market value of a share of common stock on the first day of the Offering Period or the last day of the Payroll Deduction Period.

Participation and Purchase of Shares. Participation in an offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions will be at the rate of 1% to 10% of an employee’s compensation for any Payroll Deduction Period. An employee who becomes a participant in the Purchase Plan will automatically participate in the next offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

A Participant may not alter the rate of payroll deductions during the Offering Period with the exception of withdrawing from the Purchase Plan. Upon withdrawal, we will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an offering, that participant may not again participate in the same offering.

No participant may accrue a right to purchase shares of common stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 (measured by the fair market value of our common stock on the first day of the offering in which the shares are purchased) for each calendar year in which the purchase right is outstanding at any time. Purchase rights are nontransferable and may only be exercised by the participant.

On the last day of each Offering Period (a “Purchase Date”), we issue to each participant in the Offering Period the number of shares of our common stock determined by dividing the amount of payroll deductions accumulated for the participant during the offering by the purchase price, limited in any case by the number of shares subject to the participant’s purchase right for that offering. The price at which shares are sold under the Purchase Plan is established by our Board but may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the purchase date. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Stock Market. On July 6, 2007, the closing price per share of our common stock was $6.55. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Purchase Period if the participant participates in the next Purchase Period.

Substantial Corporate Change. The Purchase Plan defines a “Substantial Corporate Change” of the Company as the occurrence of any of the following events:

•	the complete or substantially complete dissolution or liquidation of the Company, or

•

any sale of all or substantially all of the assets of the Company, or merger, consolidation or reorganization unless immediately after such sale we are engaged in the active conduct of a trade or business.

If a Substantial Corporate Change occurs, the Purchase Plan and the offering will terminate and all accumulated funds will be distributed as though the Participants had elected to withdraw unless provision is made in writing in connection with the Substantial Corporate Change for the assumption or continuation of the Purchase Plan and the elections.

Termination or Amendment. The Purchase Plan will continue until terminated by our Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend, suspend or terminate the Purchase Plan, except that any amendment that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the Purchase Plan, or (iii) materially modifies the eligibility requirements for participation in the Purchase Plan must be approved by the stockholders of the Company to take effect.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the offering date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition “), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.

If the participant disposes of shares at least two years after the offering date and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (1) the difference between the fair market value of the shares on the date of disposition and the purchase price or (2) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right were exercised on the offering date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (1) the difference between the fair market value of the shares on the date of death and the purchase price or (2) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right were exercised on the offering date) is recognized as ordinary income in the year of the participant’s death.

If the exercise of an Option does not constitute an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, it will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the purchase date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (1) the purchase price for such shares and (2) the amount of ordinary income recognized on the exercise of the purchase right, will be treated as a capital gain or loss, as the case may be.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, no deduction is allowed the Company.

Vote Required

The affirmative vote of greater than 50 percent of the shares represented and voting at the Annual Meeting will be required to approve the adoption of the Trimeris, Inc. 2007 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the adoption of the Trimeris, Inc. 2007 Employee Stock Purchase Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 27, 2007, for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of June 27, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 22,201,072 shares of common stock outstanding as of June 27, 2007.

Unless otherwise indicated in the footnotes, the address for each listed stockholder is: c/o Trimeris, Inc., 3500 Paramount Parkway, Morrisville, North Carolina 27560.

Beneficial Owner	Number of Options Beneficially Owned	Number of Shares Beneficially Owned	Total Number of Options and Shares Beneficially Owned	Percentage of Total Number of Shares and Options Owned
Felix J. Baker and Julian C. Baker(1)	106,250	3,501,175	3,607,425	16.25%
Healthinvest Partners AB(2)	—	1,641,743	1,641,743	7.39%
T. Rowe Price Associates, Inc.(3)	—	1,463,250	1,463,250	6.59%
OrbiMed Advisors, LLC(4)	—	1,439,600	1,439,600	6.48%
Accipiter Capital Management LLC(5)	—	1,413,986	1,413,986	6.37%
Franklin Resources, Inc.(6)	—	1,286,235	1,286,235	5.79%
Barclays Global Investors NA(7)	—	1,274,459	1,274,459	5.74%
E. Lawrence Hill, Jr.	—	—	—	—
Dani P. Bolognesi(8)	692,022	93,002	785,024	3.54%
Andrew L. Graham(9)	7,036	2,779	9,815	*
Carol Ohmstede(10)	101,386	7,400	108,786	*
Stephen R. Davis	—	—	—	*
Barry D. Quart, Pharm.D.	—	—	—	*
Jeffrey M. Lipton(11)	167,500	185,822	353,322	1.59%
E. Gary Cook(12)	111,250	3,500	114,750	*
J. Richard Crout(13)	94,167	7,170	101,337	*
Kevin C. Tang(14)	78,750	383,100	461,850	2.08%
All executive officers and directors as a group (twelve persons)(15)	1,360,583	4,183,948	5,544,531	24.97%

*	Less than 1%.
(1)	Information in the table and this footnote is based solely upon information provided by Felix J. Baker and Julian C. Baker, each has shared voting power and shared dispositive power over the shares listed. Julian C. Baker is the beneficial owner of 52,500 options and Felix J. Baker is the beneficial owner of 53,750 options. The address of Felix J. Baker and Julian C. Baker is 667 Madison Avenue, New York, New York 10021.
(2)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2007. Healthinvest Partners AB held sole voting power and sole dispositive power over 1,641,743 shares. Healthinvest Partners AB’s address is Arsenalsgatan 4, SE-111 47 Stockholm, Sweden.
(3)

Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2007. T. Rowe Price Associates, Inc. held sole voting power as to

288,100 shares and sole dispositive power as to 1,463,250 shares. T. Rowe Price Associates, Inc.’s address is 100 East Pratt Street, Baltimore, Maryland 21202
(4)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2007. OrbiMed Advisors LLC held shared voting and shared dispositive power as to 1,439,600 shares. OrbiMed Advisors LLC’s address is 767 Third Avenue, New York, New York 10017.
(5)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC on March 12, 2007. Accipiter Capital Management, LLC held shared voting and shared dispositive power as to 1,413,986. The address for Accipiter Capital Management, Inc. is 399 Park Avenue, New York, New York 10022.
(6)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 6, 2007, Franklin Resources, Inc. held sole voting power and sole dispositive power as to 1,286,235 shares. Franklin Resources, Inc.’s address is One Franklin Parkway, San Mateo California 94403.
(7)	Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC on January 23, 2007. Barclay Global Investors, NA. held sole voting power as to 1,195,970 shares and sole dispositive power as to 1,274,459 shares. Barclay Global Investors, NA’s address is 45 Fremont Street, San Francisco California 94105.
(8)	Includes 31,300 restricted stock shares that were granted pursuant to the Fifth Amended and Restated Stock Incentive Plan; on June 22, 2004. Per the terms of the restricted stock agreement, these shares will vest upon the first open trading window following June 22, 2007. Also includes 4,986 shares held in Dr. Bolognesi’s 401(k) plan account. Dr. Bolognesi is currently vested in 100% of these 401(k) plan shares. Dr. Bolognesi holds voting power as to his restricted stock and his 401(k) shares. Includes further, the following shares as to which Dr. Bolognesi disclaims beneficial ownership: 9,000 shares of common stock owned by his wife. In connection with his employment agreement, Dr. Bolognesi received 50,000 restricted stock units which are not included in the beneficial ownership amount; these restricted stock units vest monthly over two years beginning March 16, 2007, provided that Dr. Bolognesi remains available to provide certain consulting services to the Company.
(9)	Includes 2,779 shares held in Mr. Graham’s 401(k) plan account. Mr. Graham is currently vested in 75% of these 401(k) plan shares. Mr. Graham holds voting power as to his 401(k) shares.
(10)	Includes 7,400 shares of restricted common stock granted in connection with the Trimeris, Inc. Stock Incentive Plan on June 22, 2004. Per the terms of the restricted stock agreement, these shares will vest upon the first open trading window following June 22, 2007.
(11)	Includes the following shares as to which Mr. Lipton disclaims beneficial ownership: 8,540 shares beneficially owned by Mr. Lipton’s wife and 3,300 shares held by his sons and grandchildren. Includes 173,982 shares pledged as security against a line of credit.
(12)	Includes the following shares as to which Dr. Cook disclaims beneficial ownership: 1,500 shares beneficially owned by Dr. Cook’s wife.
(13)	Includes the following shares as to which Dr. Crout disclaims beneficial ownership: 1,500 shares beneficially owned by the Keith R. Crout Irrevocable Trust, for which Dr. Crout’s son who shares Dr. Crout’s house, is the sole beneficiary and Dr. Crout’s daughter, is the sole trustee; 470 shares beneficially owned by Dr. Crout’s son who shares Dr. Crout’s house; and 900 shares beneficially owned by Dr. Crout’s wife.
(14)	Includes 330,900 shares owned by Tang Capital Partners, LP, of which Tang Capital Management, LLC, is the general partner. Mr. Tang is the sole managing member of Tang Capital Management, LLC. Includes 6,300 shares held in Mr. Tang’s individual retirement account. Includes 45,900 shares owned by Mr. Tang as Trustee for various Trusts. Mr. Tang disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(15)	See notes (1) and (8)—(14).

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age and position of our executive officers and directors as of June 27, 2007:

Name	Age	Position with Company
Felix J. Baker, Ph.D.(2)	38	Director
Julian C. Baker(3)	41	Director
Stephen R. Davis(1)	46	Director
Barry Quart, Pharm.D.(1)	50	Director
Kevin C. Tang(2)(3)	40	Director
E. Lawrence Hill, Jr.	56	Chief Operating Officer and President
Andrew L. Graham	37	Director of Finance (Principal Accounting Officer) and Secretary
Carol Ohmstede, Ph.D.	51	Vice President of Corporate Alliances and Project Planning

(1)	Member of the Audit and Finance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nomination and Governance Committee

Felix J. Baker, Ph.D. has served as a director of Trimeris since April 2004. Dr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Julian Baker, founded in 2000. Dr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Dr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. He is also a director of Neurogen Corporation, Conjuchem Inc., and Seattle Genetics, Inc.

Julian C. Baker has served as a director of Trimeris since April 2004. Mr. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages Baker Brothers Investments, a family of long-term investment funds for university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker’s career as a fund-manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Incyte Corporation, Neurogen Corporation, Genomic Health, Inc. and Theravance, Inc. Mr. Baker holds an A.B. magna cum laude from Harvard University.

Stephen R. Davis was appointed to the Company’s board of directors on June 27, 2007. Mr. Davis has been Executive Vice President of Neurogen Corporation since September 2001 and Chief Operating Officer since April 2005. Mr. Davis is also a Director of Neurogen. Mr. Davis joined Neurogen in 1994 as Vice President of Finance and Chief Financial Officer. From 1990 through June 1994, Mr. Davis was employed by Milbank, Tweed, Hadley & McCloy LLP as a corporate and securities attorney. Previously, Mr. Davis practiced as a Certified Public Accountant with Arthur Andersen & Co. Mr. Davis received his B.S. in Accounting from Southern Nazarene University and a J.D. degree from Vanderbilt University.

Barry Quart, Pharm. D. was appointed to the Company’s board of directors on June 27, 2007. Since late 2006, Dr. Quart has served as President and CEO of Ardea Biosciences, Inc., a publicly-traded biotechnology firm. From 2002 until December 2006, Dr. Quart was President of Napo Pharmaceuticals, Inc. Prior to Napo, Dr. Quart was Senior Vice President, Pfizer Global Research and Development and the Director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, since

1999. Prior to joining Agouron in 1993, Dr. Quart spent over ten years at Bristol-Myers Squibb in both Clinical Research and Regulatory Affairs. Dr. Quart has a Pharm.D. from University of California, San Francisco.

Kevin C. Tang has been a director of Trimeris since August 2001. Mr. Tang is the Managing Director of Tang Capital Management, LLC, a life sciences-focused investment company he founded in August 2002. From September 1993 to July 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang currently serves as a director of Ardea Biosciences, Inc, a publicly traded life sciences company. Mr. Tang also serves as a director of two private companies, Radpharm, Inc. and Prospect Therapeutics, Inc. Mr. Tang received a B.S. degree from Duke University.

E. Lawrence Hill, Jr. joined Trimeris as Acting Chief Operating Officer and President in March 2007. Mr. Hill is President and a founding principal of Hickey & Hill, which was founded in 1984. Mr. Hill has significant management experience working with companies that have engaged Hickey & Hill to provide advisory services. In 2006, Mr. Hill served as Chief Executive Officer of Border Foods, Inc. Prior to that, during the period from 2003 to 2005, Mr. Hill was CEO of Deltagen, Inc., a leading provider of drug discovery tools and services to the biopharmaceutical industry. In the past five years, Mr. Hill has also personally been involved in management advisory assignments with iLogistix, Centerpoint Broadband Technologies and Signature Fruit LLC, where he served as interim CEO. Mr. Hill is a graduate of Stanford University, where he received a B.S. in Electrical Engineering and a M.S. in Industrial Engineering.

Andrew L. Graham, C.P.A. joined Trimeris as Director of Finance and Secretary in September 2004. From 2002 to 2004, Mr. Graham served as Chief Accounting Officer at Paradigm Genetics, Inc. From 1999 to 2002, Mr. Graham served as Comptroller and later as Director of Finance at Paradigm Genetics, Inc. Mr. Graham received his B.A and M.A. degrees in accounting from North Carolina State University and his M.B.A. from the University of North Carolina at Chapel Hill.

Carol-Ann Ohmstede, Ph.D. joined Trimeris as Vice President of Project Planning in 1998. Dr. Ohmstede initially managed the development programs for FUZEON (T-20, enfuvirtide) and T-1249 and facilitated collaborations associated with Trimeris development compounds. In 2001, Dr. Ohmstede was promoted to her current position of Vice President of Corporate Alliances and Project Planning. Prior to joining Trimeris, Dr. Ohmstede held various positions of increasing responsibility in the Research & Development Division of Burroughs Wellcome, Inc. and later Glaxo Wellcome. Dr. Ohmstede received her B.A. degree and Ph.D. in Biochemistry from the University of South Florida College of Medicine.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors’ Compensation Committee is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation Committee also administers our benefit plans, including the Fifth Amended and Restated Stock Incentive Plan and, pending approval by stockholders, the 2007 Stock Incentive Plan. Dr. Cook serves as the Chairman of the Compensation Committee and the other members of the committee are Mr. Lipton, Mr. Tang and Felix J. Baker. None of Dr. Cook, Dr. Baker, Mr. Lipton, or Mr. Tang has served as an officer or employee of Trimeris or has any relationship with Trimeris requiring disclosure under SEC regulations. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives, attract and retain qualified, skilled and dedicated executives on a long-term basis, reward past performance, and provide incentives for future performance. Our goal is to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate and financial objectives. The Company’s Incentive Pay Plan, which governs the payment of bonuses to employees and executives, ties many of the short-term objectives to specific cash incentives. In addition, we believe that equity ownership by employees encourages a longer-term view of corporate successes. In order to attract and retain qualified personnel, we strive to offer a total compensation package competitive with companies in the biopharmaceuticals industry, taking into account the relative size and performance of the Company as well as an individual’s contributions.

In setting the level of cash and equity compensation for our executive officers, the Compensation Committee of our board of directors considers various factors, including the performance of the Company and the individual executive’s performance during the year, the uniqueness and relative importance of the executive’s skill set to the Company, the executive’s expected future contributions to the Company, the level of the executive’s stock ownership and the Company’s compensation philosophy for all employees. While the Compensation Committee did not use a compensation consultant to assist in determining executive compensation for 2006, the Compensation Committee reviewed third-party survey data with respect to a peer group of biotechnology and biopharmaceutical companies, which included competitive information relating to compensation levels for comparable positions in those industries. When establishing each element of an executive officer’s compensation, the Compensation Committee also takes into consideration the executive’s historical cash and equity compensation, level of equity ownership, and total current and potential compensation.

We have entered into employment agreements with certain of our executive officers as described below. We believe that formal employment arrangements facilitate our ability to attract and retain top management talent. We do not have a stock ownership or stock retention policy that requires executive officers to own stock in Trimeris or retain shares acquired upon the exercise of options. All employees are eligible to participate in our employee stock purchase plan and we make matching contributions to employee 401(k) plan accounts in the form of Trimeris common stock. In the past, we have matched up to 100% of 401(k) contributions for eligible employees and executive officers.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. None of the non-exempt compensation we paid to any of our executive officers for 2006 as calculated for purposes of section 162(m) exceeded the $1 million limit.

Elements of Executive Compensation

Our compensation structure for executive officers consists of a combination of salary and stock options; executives are eligible for a cash bonus as well. We do not have programs providing for personal-benefit perquisites to officers other than providing long-term disability insurance coverage. The Compensation Committee annually reviews executive officer compensation.

Base Salary. Our Compensation Committee reviews base salaries for executive officers on an annual basis, considering recommendations by the Chief Executive Officer for executive officers other than the Chief

Executive Officer, and adjusts salaries based on individual and company performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within our industry and other companies in our geographic location. However, the Compensation Committee does not limit its decisions to or target any particular range or level of total compensation paid to executive officers at these companies.

Performance Incentive Awards. Employees of the Company are eligible to participate in the Trimeris, Inc. Incentive Pay Plan (the “Plan”) which sets forth the structure under which annual cash bonuses may be paid. The Plan addresses the short-term incentive component of employee compensation and is structured to motivate, reward and retain employees by aligning compensation with the achievement of strategic corporate goals, as well as individual performance objectives. Each employee has an incentive pay target, expressed as a percentage of his or her base salary for the year. The amount of a specific employee’s target varies according to the employee’s role in the Company, his or her salary grade and the terms of any employment agreement to which such employee is party. The Compensation Committee, in consultation with management, meets early in the year to establish the Company’s goals for the year with respect to the Plan.

In determining incentive pay, the Compensation Committee evaluates the Company’s performance at year-end by assessing a number of financial, operational and business development factors, including sales, cash flow, share price, developments in its research programs, pursuit of growth opportunities and the achievement of other business and operating objectives, all in light of economic conditions. The factors can be divided into three separate categories: (1) financial goals, (2) business development goals and (3) operational goals. The Compensation Committee, at its discretion, adjusts the composition and priority of these goals to coincide with changes in our business and competitive landscape and to fully align management’s efforts with our short- and long-term corporate objectives. The Compensation Committee assigns the Company a performance rating on the basis of the Company’s achievement of goals in the areas described above. The total amount available for incentive payments is established on the basis of each employee’s target for incentive pay and is adjusted on the basis of the Company’s achievement of the corporate goals. Once the total amount available for payment of performance incentive pay is determined, individual incentive awards are calculated based on the individual’s target percentage, his or her individual performance, and the achievement of the Company’s performance goals. Each employee is given a performance rating by his or her supervisor to reflect the employee’s performance against his or her individual goals and expectations for the year. Individual performance factors can impact individual awards over a range of 50 to 150% and are multiplied against the employee’s target level. The result is a range for individual awards from 0-75% of base salary.

In February 2007, bonuses totaling $463,900 were awarded to the Named Executive Officers that were employed with us as of December 31, 2006, (Mssrs. Bolognesi, Skolsky, Bonczek and Graham) for corporate achievements in 2006, which included increases in FUZEON sales, achieving certain financial goals and progress in the development of our next generation fusion inhibitors resulting in the advancement of TRI-1144 as the pre-clinical development candidate and offset by the performance of Company’s’ stock compared to similar companies.

Equity-Based Compensation. Our Compensation Committee administers our stock option plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase our common stock with an exercise price equal to the fair market value of a share of our common stock on the date of grant, which is the closing price on the date of grant. We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company; our annual equity grants have been made in connection with the annual meeting of stockholders and on the first trading day in October, January, and April.

We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Stock options provide value to recipients only if our stock price increases (which benefits all stockholders and also allows us to conserve cash) and only if the executive or employee remains employed by the Company through the vesting date.

Accordingly, the Compensation Committee also considers option grants to be an important aspect in compensating and providing incentives to management and employees. Each executive officer is initially granted an option at the start of their employment. The amount of the grant is based on the scope of the employee’s responsibilities, relevant prior experience and market conditions. These initial grants vest monthly over four years. We believe that vesting over a four year term is an appropriate length to compensate executives for their contribution over a period of time and to provide an incentive to focus on our longer term goals. The Compensation Committee also sets annual grants as part of its annual compensation review process. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, and comparison with comparable awards to individuals in similar positions in our industry.

While equity incentive compensation is generally in the form of stock options grants, we have on occasion used restricted stock as a component of compensation. Restricted stock grants have been limited to a grant to all employees that occurred in 2004 and grants to certain executive employees in connection with entering into an employment agreement.

Benefits. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees and generally include medical insurance, dental insurance, 401(k) plan, employee stock purchase plan, disability insurance, life insurance and flexible spending account. In 2006, Mssrs. Skolsky, Bolognesi and Bonczek were entitled to up to $10,000 of retirement and tax-planning services annually per their employment agreements.

Employment Agreements. We have entered into employment agreements with some of our Named Executive Officers as described below. We believe these types of arrangements to be an important part of an executive’s compensation package and enhance our ability to attract and retain top management talent. In addition to the specific rights set forth in any agreement, in the event of any change in control, options and restricted stock granted pursuant to the Amended and Restated Stock Incentive Plan contain a change in control provision, which provides for the immediate vesting in full of all grants of options or lapse of all restrictions for restricted stock.

Named Executive Officers

The 2006 Summary Compensation Table, 2006 Grants of Plan-Based Awards Table and the tables that follow provide compensation information for those serving as our named executive officers at the end of 2006, including Steven D. Skolsky, as Chief Executive Officer (through November 14, 2006), Dani P. Bolognesi, as Chief Scientific Officer and Chief Executive Officer (beginning November 14, 2006), Robert R. Bonczek, as Chief Financial Officer, and Andrew L. Graham, as Director of Finance (Principal Accounting Officer).

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non- Equity Incentive Plan ($) (1)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Steven D. Skolsky Chief Executive Officer (thorough November 2006)	2006	487,008	133,900	144,277	(2)(3)	659,066	(6)	1,654,984	(7)(8)	3,079,235

Dani P. Bolognesi, Ph.D. Chief Executive Officer and Chief Scientific Officer	2006	472,008	190,000	147,527	(2)(4)	625,460	(6)	16,038	(8)	1,451,033

Robert R. Bonczek Chief Financial Officer and General Counsel	2006	315,000	120,000	73,999	(2)(5)	294,059	(6)	16,038	(8)	819,096

Andrew L. Graham Director of Finance	2006	139,008	20,000	—		27,143	(6)	15,839	(8)	201,990

(1)	See “Performance Incentive Awards” under the Elements of Executive Compensation section of Compensation Discussion and Analysis.
(2)	Represents the compensation expense related to outstanding restricted stock we recognized for the year ended December 31, 2006 under Statement of Financial Accounting Standards No. 123 (revised 2004), or SFAS 123R, rather than amounts paid to or realized by the named individual and includes expenses we recognized in 2006 for restricted stock grants in prior periods. Compensation expense is determined by computing the fair value of the restricted stock on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the restricted stock vesting term. See Note 6 of Notes to our Consolidated Financial Statements set forth in Item 8 of our Annual Report on Form 10-K under the heading “Restricted Stock.” The SFAS 123R value of a restricted stock grant as of the grant date is spread over the number of months in which the restricted stock is subject to vesting and includes ratable amounts expensed for restricted stock grants in prior years. There can be no assurance that the restrictions will be lifted (in which case no value will be realized by the individual) or that the value on disposition will approximate the compensation expense we recognized.
(3)	Mr. Skolsky was awarded 50,000 shares of restricted stock in connection with entering into an Executive Employment Agreement with the Company in September 2004.
(4)	Dr. Bolognesi was granted 31,300 shares of restricted stock in June 2004.
(5)	Mr. Bonczek was granted 15,700 shares of restricted stock in June 2004.
(6)	Represents the compensation expense related to outstanding options we recognized for the year ended December 31, 2006 under SFAS 123R rather than amounts paid to or realized by the named individual, and includes expense we recognized in 2006 for option grants in prior periods. Compensation expense is determined by computing the fair value of each option on the grant date in accordance with SFAS 123R and recognizing that amount as expense ratably over the option vesting term. See Note 6 of Notes to our Consolidated Financial Statements set forth in Item 8 of this Report for the assumptions made in determining SFAS 123R values. The SFAS 123R value of an option as of the grant date is spread over the number of months in which the option is subject to vesting and includes ratable amounts expensed for option grants in prior years. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense we recognized.
(7)	Includes $1,628,946 in severance benefits Mr. Skolsky became eligible to receive upon his receipt of notice of termination in November 2006; the severance benefits are described in further detail under the section entitled “Severance and Change in Control Arrangements with Named Executive Officers.” Also includes $10,000 in tax preparation and financial planning fees paid by the Company on Mr. Skolsky’s behalf pursuant to the terms of Mr. Skolsky’s employment agreement.

(8)	Beginning in 1998, we matched up to 100% of a participant’s annual contributions to the Trimeris Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the annual contributions to be matched divided by the closing price of the common stock on the last trading day of the year. The dollar amount of matching contributions were calculated using the closing stock price on the date of grant. On December 31, 2006, the closing price was $12.71. On December 31, 2006, Mr. Skolsky received 1,180 shares of stock. Mr. Skolsky is vested in 50% of these shares. On December 31, 2006, Dr. Bolognesi received 1,180 shares of stock, and as of April 17, 2007, is vested in all of those shares of stock. On December 31, 2006, Mr. Bonczek received 1,180 shares of stock and as of April 17, 2007, is vested in all of those shares of stock. On December 31, 2006, Mr. Graham received 1,180 shares of stock. Mr. Graham is vested in 75% of these shares. In 2006, we paid long-term disability insurance premiums of approximately $1,000 on behalf of each of the named executive officers.

2006 Grants of Plan-Based Awards

The following table sets forth information on grants of options to purchase shares of our common stock in 2006 to our named executive officers:

Name	Grant Date (1)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ per share)	Grant Date Fair Value of Option Awards ($)
			Threshold ($)		Target ($)	Maximum ($)
Steven D. Skolsky	1/3/06 4/3/06 8/9/06 10/2/06 N/A	(3) (3) (4) (5)	—	(6)	243,504	365,256	16,618 16,618 18,750 18,750	11.79 12.80 8.79 8.58	102,865 123,643 82,875 90,563

Dani P. Bolognesi, Ph.D.	1/3/06 4/3/06 8/9/06 10/2/06 N/A	(3) (3) (4) (5)	—	(6)	236,004	236,004	9,054 9,054 9,375 9,375	11.79 12.80 8.79 8.58	56,044 67,364 41,438 45,281

Robert R. Bonczek	1/3/06 4/3/06 8/9/06 10/2/06 N/A	(3) (3) (4) (5)	—	(6)	126,000	141,750	9,054 9,054 9,375 9,375	11.79 12.80 8.79 8.58	56,044 67,364 41,438 45,281

Andrew L. Graham	1/3/06 4/3/06 8/9/06 10/2/06 N/A	(3) (3) (4) (5)	—	(6)	34,752	52,128	1,696 1,696 2,813 2,813	11.79 12.80 8.79 8.58	10,498 12,619 12,433 13,587

(1)	Stock option awards are granted pursuant to the Trimeris, Inc. Stock Incentive Plan. We typically authorize the grant of stock options at a meeting of our board of directors scheduled to coincide with our annual meeting of stockholders. At that time, the board of directors approves the aggregate number of shares to be awarded to an officer or employee. The award is divided into four equal grants. The first grant occurs on the day of the board meeting. The remaining grants take place on the first trading day of October, January and April. The exercise price for the grant is the closing price on the grant date.

(2)	Actual amounts paid in February 2007 based on our Compensation Committee’s review of corporate performance and individual achievements for fiscal 2006 are included in the “Non-equity Incentive Plan Compensation” column of the “Summary Compensation Table” above. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Performance Incentive Awards” for a description of this Plan.
(3)	The grant of these stock options was approved at a meeting of our board of directors that took place on August 9, 2005. These options vest monthly over three years, beginning August 9, 2006.
(4)	The grant of these stock options was approved at a meeting of our board of directors that took place on August 9, 2006. These options vest 100% on August 9, 2007.
(5)	The grant of these stock options was approved at a meeting of our board of directors that took place on August 9, 2006. These options vest monthly over three years, beginning August 9, 2007.
(6)	There is no minimum bonus requirement.

Employment Agreements

In September 2004, we entered into an employment agreement with Mr. Skolsky, in connection with becoming our Chief Executive Officer. Under the agreement, Mr. Skolsky was entitled to receive an annual salary of $450,000, as well as other compensation, including bonus opportunities based upon the achievement of financial and other performance criteria. In addition, under the agreement, Mr. Skolsky received a grant of an option to purchase 350,000 shares of the Company’s common stock and a grant of 50,000 shares of restricted stock. The employment agreement provided for reimbursement to Mr. Skolsky for financial planning and tax preparation (including a gross-up for any taxes incurred on payment for these services) up to a maximum of $10,000 per year. On November 14, 2006, the Company delivered to Mr. Skolsky a notice of termination without cause. Pursuant to his employment agreement, Mr. Skolsky became entitled to certain severance payments and benefits upon termination, including two times his base salary plus his Target Bonus (as defined in the employment agreement). In addition, pursuant to his employment agreement, Mr. Skolsky was also entitled to receive a pro rata bonus for 2006, based on actual results for the year. As a condition to receiving severance benefits, Mr. Skolsky is subject to non-competition restrictions for one year following from the date of termination. See “Severance and Change in Control Arrangements with Named Executive Officers” below.

In March 2007, we entered into an employment agreement with Dr. Bolognesi to serve as the Company’s Chief Executive Officer and Chief Scientific Officer. The employment agreement has an effective date of November 14, 2006, which coincides with the date that Dr. Bolognesi became Chief Executive Officer. On March 11, 2007, the Company requested Dr. Bolognesi’s retirement from the Company and Dr. Bolognesi agreed to retire from the positions of Chief Executive Officer and Chief Scientific Officer. Pursuant to his employment agreement, Dr. Bolognesi became entitled to certain severance payments and benefits upon termination of his employment, including two times his base salary plus his Target Bonus (as defined in the employment agreement). Pursuant to his retirement agreement, Dr. Bolognesi is vested in 100% of the 31,300 shares of restricted stock granted to him in June 2004. In addition, in connection with his employment agreement Dr. Bolognesi received 50,000 restricted stock units which vest monthly over two years beginning March 16, 2007, provided that Dr. Bolognesi remains available to provide certain consulting services to the Company. As a condition to receiving severance benefits, Dr. Bolognesi is subject to non-competition restrictions for one year following from the date of termination. Pursuant to his employment agreement, the Company will maintain medical insurance coverage for Dr. Bolognesi. The Company will pay 100% of the cost of Dr. Bolognesi’s medical insurance premiums for two years after which the Company will pay 50% of the cost of premiums. The medical coverage cannot be cancelled by Trimeris or any successor. In connection with his retirement, Dr. Bolognesi is eligible to participate in the Trimeris Retirement Plan which extends the time period in which retirees may exercise any vested options to the option’s expiration date. Dr. Bolognesi will remain a member of the board of directors until the 2007 annual meeting of stockholders. See, “Severance and Change in Control Arrangements with Named Executive Officers” below.

In March 2007, we entered into an employment agreement with Mr. Bonczek, our Chief Financial Officer and General Counsel. The purpose of this employment agreement was to bring the terms of Mr. Bonczek’s employment closer in line with that of our Chief Executive Officer. The agreement has an effective date of November 14, 2006, which coincides with the date that Dr. Dani Bolognesi became Chief Executive Officer. On March 11, 2007, the Company delivered to Mr. Bonczek a request that Mr. Bonczek retire effective April 30, 2007. Pursuant to his employment agreement, Mr. Bonczek will become entitled to certain severance payments and benefits upon termination, including two times his base salary plus his Target Bonus (as defined in the employment agreement). Pursuant to his retirement agreement, Mr. Bonczek is vested in 100% of the 15,700 shares of restricted stock granted to him in June 2004. In addition, on March 16, 2009, Mr. Bonczek will become vested in 100% of the 35,000 shares of restricted stock he received in connection with his employment agreement. As a condition to receiving severance benefits, Mr. Bonczek will be subject to non-competition restrictions for one year following from the date of termination. Pursuant to his employment agreement, the Company will maintain medical insurance coverage for Mr. Bonczek. The Company will pay 100% of the cost of Mr. Bonczek’s medical insurance premiums for two years after which the Company will pay 50% of the cost of premiums. The medical coverage cannot be cancelled by Trimeris or any successor. In connection with his retirement, Mr. Bonczek will be eligible to participate in the Trimeris Retirement Plan which extends the time period in which retirees may exercise any vested options to the option’s expiration date. See “Severance and Change in Control Arrangements with Named Executive Officers” below.

In March 2007, the Company entered into an executive employment agreement with Andrew L. Graham whereby Mr. Graham will serve as the Company’s Director of Finance. The employment agreement is effective as of March 9, 2007, and has a term of one year and may be extended for one year thereafter. Under his employment agreement, Mr. Graham will receive an annual base salary of $144,000. Mr. Graham is entitled to receive other compensation as well, including bonus payments pursuant to the Trimeris, Inc. Incentive Pay Plan. Under the employment agreement, in the event that Mr. Graham’s employment is terminated other than for Cause, death or Disability or upon his resignation for Good Reason (as these terms are defined in the employment agreement), Mr. Graham will be entitled to certain severance payments and benefits, including payment equal to six-months at his then current salary rate in exchange for his execution of a release of claims. Mr. Graham is subject to non-competition restrictions during the term of his employment and for one year thereafter. See “Severance and Change in Control Arrangements with Named Executive Officers” below.

Outstanding Equity Awards at 2006 Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Restricted Stock Shares That Have Not Vested ($)(1)
Steven D. Skolsky	196,875 16,618 1,846 1,846 1,846 — —	(2) (4) (5) (5) (5) (4) (5)	153,125 0 14,772 14,772 14,772 18,750 18,750	(3) (3) (3) (3) (3) (3)	11.51 12.62 15.65 11.79 12.80 8.79 8.58	9/8/2014 8/9/2015 8/9/2015 8/9/2015 8/9/2015 8/9/2016 8/9/2016
							50,000	608,500
Dani P. Bolognesi, Ph.D.	12,000 20,000 7,500 2,500 235,000 23,125 23,125 23,125 23,125 16,525 16,525 16,525 16,525 17,250 17,250 17,250 17,250 13,500 11,250 11,250 11,250 23,500 11,750 11,750 11,750 9,054 28,571 1,006 1,006 1,006 — —	(6) (6) (6) (7) (8) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (8) (5) (5) (5) (4) (5)	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2,250 2,250 2,250 0 11,750 11,750 11,750 0 46,429 8,048 8,048 8,048 9,375 9,375	8.00 8.00 8.00 7.56 11.62 61.87 67.31 46.81 29.00 45.10 35.00 42.09 43.90 42.30 45.23 42.82 40.85 48.38 25.37 21.01 14.96 14.14 15.95 14.26 11.15 12.62 12.62 15 ..65 11.79 12.80 8.79 8.58	4/3/2008
4/3/2008
4/3/2008
6/17/2008
4/21/2009
6/22/2010
6/22/2010
6/22/2010
6/22/2010
6/27/2011
6/27/2011
6/27/2011
6/27/2011
6/27/2012
6/27/2012
6/27/2012
6/27/2012
6/18/2013
6/18/2013< BR>6/18/2013
6/18/2013
6/22/2014
6/22/2014
6/22/2014
6/22/2014
8/9/2015
8/9/2015
8/9/2015
8/9/2015
8/9/2015
8/9/2016
						8/9/2016
							31,300	380,921

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Restricted Stock Shares That Have Not Vested ($)(1)
Robert R. Bonczek	3,530 20,000 20,000 50,000 100,000 12,500 12,500 12,500 12,500 8,275 8,275 8,275 8,275 8,625 8,625 8,625 8,625 6,500 5,416 5,416 5,416 11,800 5,900 5,900 5,900 9,054 1,006 1,006 1,006 — —	(7) (6) (6) (6) (8) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5) (5) (5) (4) (5)	0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1,084 1,084 1,084 0 5,900 5,900 5,900 0 8,048 8,048 8,048 9,375 9,375	0.34 1.00 8.00 11.62 17.62 61.87 67.31 46.81 29.00 45.10 35.00 42.09 43.90 42.30 45.23 42.82 40.85 48.38 25.37 21.01 14.96 14.14 15.95 14.26 11.15 12.62 15.65 1 1.79 12.80 8.790 8.580	3/1/2007 8/26/2007 4/3/2008 4/21/2009 10/1/2009 6/22/2010 6/22/2010 6/22/2010 6/22/2010 6/27/2011 6/27/2011 6/27/2011 6/27/2011 6/27/2012 6/27/2012 6/27/2012 6/27/2012 6/18/2013 6/18/2013 6/18/2013 6/18/2013 6/22/2014 6/22/2014 6/22/2014 6/22/2014 8/9/2015 8/9/2015 8/9/2015 8/9/2015 8/9/2016 8/9/2016	15,700	191,069
Andrew L. Graham	2,916 1,696 188 188 188 — —	(9) (4) (5) (5) (5) (4) (5)	2,084 0 1,508 1,508 1,508 2,813 2,813	11.95 12.62 15.65 11.79 12.80 8.79 8.58	9/1/2014 8/9/2015 8/9/2015 8/9/2015 8/9/2015 8/9/2016 8/9/2016

(1)	This amount reflects the number of unvested and outstanding restricted stock shares multiplied by $12.17, the closing price of our stock on December 29, 2006.
(2)	These options were granted in connection with an Executive Employment Agreement and vest monthly over four years but in the event of Mr. Skolsky’s death, Disability or termination without Cause (each as defined in the Executive Employment Agreement) within 2 years of the effective date, then, 50% of the options will vest immediately.

(3)	Following termination of his employment, Mr. Skolsky’s unvested, unexercised options were no longer exercisable beyond April 16, 2007.
(4)	These annual option grants vest 100% on the one-year anniversary of the grant date.
(5)	These quarterly option grants vest monthly over three years beginning on the one-year anniversary of the associated annual grant.
(6)	These stock options were granted to the executive as compensation in exchange for consulting services performed prior to the executive’s joining the Company as a full-time employee. The option vested monthly over four years.
(7)	These stock options were granted to the executive as compensation in exchange for consulting services performed prior to the executive’s joining the Company as a full-time employee. The option vested 100% on June 17, 1999.
(8)	These stock options were granted in connection with an Executive Employment Agreement and vest monthly over four years.
(9)	These new hire option grants vest monthly over four years from the date of grant.

Option Exercises in the Year Ended December 31, 2006

Name	OPTION AWARDS
	Number of Shares Acquired on Exercised (#)	Value Realized on Exercise ($)
Steven D. Skolsky	—	—
Dani P. Bolognesi(1)	12,222	151,286
Robert R. Bonczek	—	—
Andrew L. Graham	—	—

(1)	Includes options exercised by Dr. Bolognesi’s wife, covering 7,153 shares with $94,323 realized upon exercise.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED

EXECUTIVE OFFICERS

On November 14, 2006, the Company notified Steven Skolsky of his termination from the position of Chief Executive Officer of Trimeris. Pursuant to his employment agreement, Mr. Skolsky is entitled to certain payments and benefits following such termination as follows. Mr. Skolsky continued to receive his salary for 60 days following receipt of notice of termination, consistent with the notice provision of his employment agreement. Mr. Skolsky will continue to receive his salary for a period of two years beginning on January 15, 2007. Mr. Skolsky also will receive $223,212, representing his target bonus for 2006. Mr. Skolsky will receive no salary or bonus payments until July 15, 2007, at which point he will receive a one–time catch up payment followed by monthly payments thereafter. In addition, Mr. Skolsky became vested in 50% of the 50,000 shares of restricted stock he received in connection with becoming CEO. Mr. Skolsky will receive medical and dental benefits in the form of insurance premiums paid on his behalf for a period of one year. As partial consideration for receipt of his termination benefits, Mr. Skolsky agreed to waive any and all claims against the Company. Mr. Skolsky is subject to certain non-competition and non-solicitation provisions in his employment agreement for a period of one-year following termination.

On March 14, 2007, the Company requested the retirement of Dani Bolognesi from the position of Chief Executive Officer and Chief Scientific Officer of Trimeris. Pursuant to his employment agreement, Dr. Bolognesi is entitled to certain payments and benefits upon termination as follows. Upon termination, Dr. Bolognesi received an amount equal to 60 days’ salary in lieu of notice. Dr. Bolognesi will continue to receive his salary for a period of two years beginning on March 16, 2007. Dr. Bolognesi also will receive $254,802, representing his target bonus for 2007. Dr. Bolognesi will receive no salary or bonus payments until September 16,2007, at which point he will receive a one–time catch up payment followed by monthly payments thereafter. Pursuant to his retirement agreement, Dr. Bolognesi is vested in 100% of the 31,300 shares of restricted stock granted to him in June 2004. Pursuant to his employment agreement, the Company will maintain medical insurance coverage for Dr. Bolognesi. Dr. Bolognesi also received 50,000 restricted stock units which vest monthly over two years beginning March 16, 2007, provided that Dr. Bolognesi remains available to provide certain consulting services to the Company. The Company will pay 100% of the cost of Dr. Bolognesi’s medical insurance premiums for two years after which the Company will pay 50% of the cost of premiums. The medical coverage cannot be cancelled by Trimeris or any successor. As partial consideration for receipt of his termination benefits, Dr. Bolognesi agreed to waive any and all claims against the Company. In addition, Dr. Bolognesi agreed to remain a member of the Company’s board of directors and to remain available as a scientific consultant to the Company until March 16, 2009. Dr. Bolognesi is subject to certain non-competition and non-solicitation provisions in his employment agreement for a period of one-year following termination.

On March 14, 2007, the Company requested the retirement of Robert Bonczek from the position of Chief Financial Officer and General Counsel of Trimeris. Pursuant to his employment agreement, Mr. Bonczek is entitled to certain payments and benefits upon termination as follows. Upon termination, Mr. Bonczek received an amount equal to 60 days’ salary in lieu of notice. Mr. Bonczek will continue to receive his salary for a period of two years beginning on March 16, 2007. Mr. Bonczek also will receive $145,604, representing his target bonus for 2007. Mr. Bonczek will receive no salary or bonus payments until October 30, 2007, at which point he will receive a one–time catch up payment followed by monthly payments thereafter. Pursuant to his retirement agreement, Mr. Bonczek is vested in 100% of the 15,700 shares of restricted stock granted to him in June 2004. Pursuant to his employment agreement, the Company will maintain medical insurance coverage for Mr. Bonczek. The Company will pay 100% of the cost of Mr. Bonczek’s medical insurance premiums for two years after which the Company will pay 50% of the cost of premiums. The medical coverage cannot be cancelled by Trimeris or any successor. As partial consideration for receipt of his termination benefits, Mr. Bonczek has agreed to waive any and all claims against the Company. Mr. Bonczek is subject to certain non-competition and non-solicitation provisions in his employment agreement for a period of one-year following termination. Beginning May 1, 2007, Mr. Bonczek agreed to serve in a financial advisory role to the Company. On May 7, 2007, the Board of Directors appointed Mr. Bonczek as Interim CFO. Mr. Bonczek’s interim appointment terminated on May 31, 2007. In addition, Mr. Bonczek and the Company are in discussions regarding the provision of future consulting services.

As of December 31, 2006, Andrew Graham, the Company’s Director of Finance, was not subject to a separate arrangement with the Company that provided severance or change in control payments beyond those offered to all employees. In March of 2007, Mr. Graham and the Company entered into an employment agreement that calls for the payment of certain benefits in the event of either severance or a change of control and is described in greater detail under the heading “Employment Agreements” above.

Summary of Payments Upon Termination

Executive Benefits and Payments Upon Involuntary Termination Without Cause

Name	Payment Amount
Steven D. Skolsky
Severance and bonus	$1,298,688
Restricted stock award vesting and acceleration	$325,500	(1)
Health and welfare benefits	$24,738
Total	$1,628,946

Dani P. Bolognesi
Severance and bonus	$1,357,781
Restricted stock award vesting and acceleration	$578,856	(2)
Health and welfare benefits	$130,813	(3)
Total	$2,067,450

Robert R. Bonczek
Severance and bonus	$934,287
Restricted stock award vesting and acceleration	$412,191	(4)
Health and welfare benefits	$63,412	(5)
Total	$1,409,890

(1)	Mr. Skolsky’s restricted stock shares were valued at $13.02 per share, the closing price of the Company’s stock on January 15, 2007, the date of vesting.
(2)	Dr. Bolognesi’s restricted stock shares were valued at $7.12 per share, the closing price of the Company’s stock on March 16, 2007, the date of his termination.
(3)	The value of Dr. Bolognesi’s medical benefits was calculated using the cost of his current medical and dental coverage, assuming a 20 year term for continued receipt of the benefit, and a 5% annual increase in premiums. The Company pays 100% of the medical and dental premiums for the first two years following retirement and 50% thereafter. The estimate does not account for a possible decrease in premiums associated with a conversion of Dr. Bolognesi’s current coverage to Medicare supplemental insurance.
(4)	Mr. Bonczek restricted stock shares were valued at $8.13 per share, the closing price of the Company’s stock on April 20, 2007, the most recent date practicable prior to vesting.
(5)	The value of Mr. Bonczek’s medical benefits was calculated using the cost of his current medical and dental coverage, assuming a 20 year term for continued receipt of the benefit, and a 5% annual increase in premiums. The Company pays 100% of the medical and dental premiums for the first two years following retirement and 50% thereafter. The estimate does not account for a possible decrease in premiums associated with a conversion of Mr. Bonczek’s current coverage to Medicare supplemental insurance.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2006, information about our equity compensation plans that have been approved by our stockholders, including the number of shares of our common stock exercisable under all outstanding options, the weighted-average exercise price of all outstanding options and the number of shares available for future issuance under our equity compensation plans. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column
	(a)		(b)		(c)
Equity Compensation Plans Approved by Stockholders	3,959,000	(1)	$22.35	(1)	842,000	(2)
Equity Compensation Plans Not Approved by Stockholders	N/A		N/A		N/A

(1)	This amount includes the following awards granted pursuant to the Amended and Restated Stock Incentive Plan:

•	3,804,000 shares issuable upon the exercise of outstanding stock options.

•

155,000 restricted stock shares. Since these restricted stock awards are freely transferable upon vesting and have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2)	This amount includes 787,000 options remaining available as of December 31, 2006 for grant under the Amended and Restated Stock Incentive Plan, and 55,000 shares issuable under the Trimeris, Inc. 1997 Employee Stock Purchase Plan.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or deemed to be incorporated by reference into any other filing by Trimeris under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth herein with the Company’s management. Based on its review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in our proxy statement for our 2007 Annual Meeting of Stockholders.

Compensation Committee

E. Gary Cook, Ph.D. (Chairman)

Felix J. Baker, Ph.D.

Jeffrey M. Lipton

Kevin C. Tang

Audit and Finance Committee Report

The Audit and Finance Committee of the Board of Directors assists the Board in executing its responsibilities. The Audit and Finance Committee’s responsibilities include providing oversight of the quality and integrity of the Company’s regulatory filings and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of this Audit and Finance Committee report. The Audit and Finance Committee also reviews and recommends for Board approval, the engagement of independent auditors for the Company, subject to stockholder ratification. This year, the Audit and Finance Committee was actively involved and recommended to the Board to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Management is responsible for the internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit and Finance Committee is composed of five non-employee members, each of whom is independent as defined in Nasdaq listing standards. Although each of the members of the Audit and Finance Committee is financially literate, the Board has determined that Mr. Cook, Mr. Davis and Mr. Lipton are audit committee financial experts as defined by the SEC.

The Audit and Finance Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2006 with members of management and KPMG LLP, our independent registered public accounting firm. The Audit and Finance Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” The Audit and Finance Committee has also considered whether the provisions of non-audit services by the independent registered public accounting firm are compatible with maintaining the auditors’ independence and concluded that they are compatible.

The Audit and Finance Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, “Independence Discussions with Audit Committees,” and discussed the independence of KPMG LLP with representatives of that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2006, be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit and Finance Committee of the Board Of Directors

J. Richard Crout, M.D., Chairman

E. Gary Cook, Ph.D.

Stephen R. Davis*

Jeffrey M. Lipton

Barry D. Quart, Pharm.D.*

*	Appointed to the Audit and Finance Committee on June 27, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that all employees, officers and directors must avoid any activity that is, or has the appearance of, conflicting with the interests of the Company. The Company is currently in the process of considering the adoption of a formal policy describing the guidelines for the review and approval of transactions with related persons. While the Company does not have a formal policy on related party transactions, we conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market LLC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied.

FEES PAID TO THE INDEPENDENT AUDITORS

The aggregate fees for services rendered by KPMG LLP related to 2006 and 2005 are set forth in the following table:

Type of Service	2006	2005
Audit fees
Integrated audit of financial statements and internal control over financial reporting (including quarterly reviews)	$407,000	$375,000
Miscellaneous consultation	$2,130	$4,610
Review of registration statement (Form S-8)	$5,360	$4,863

Audit related fees
Total audit and audit related fees	—	—

Tax fees	$414,490	$384,473
Tax compliance	—	—
Total tax service fees	—	—

All other fees	—	—
Total fees	$414,490	$384,473

The Audit and Finance Committee approved all audit services provided by KPMG LLP in 2006. There were no tax services or other services provided by KPMG LLP in 2006.

Audit fees. For the years ended December 31, 2006 and 2005, audit fees were for the audits of our financial statements, including the audit of our internal control over financial reporting, work related to our Form S-8, consents, and review of our filings with the SEC.

Audit-Related fees. For the year ended December 31, 2006 and 2005, there were no fees other than audit fees.

Audit Committee Pre-Approval Policies and Procedures

The Audit and Finance Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit and Finance Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services. All of the services in 2006 were pre-approved.

During the approval process, the Audit and Finance Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit and Finance Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2008 must be received by us no later than February 7, 2008, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our certificate of incorporation and by-laws. Under our by-laws, stockholder proposals which are not submitted for inclusion in the proxy statement must be received by us not less than 60 days nor more than 90 days prior to next year’s meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not later than the close of business on the 10th day following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

ADDITIONAL INFORMATION

The Company has adopted a process called “householding” for mailing the Annual Report on Form 10-K and proxy statement in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report on Form 10-K and proxy statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report on Form 10-K and proxy statement at the same address, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact Andrew Graham, Director of Finance, at 3500 Paramount Parkway, Morrisville, North Carolina 27560, or at telephone number (919) 419-6050. Eligible stockholders of record receiving multiple copies of the Annual Report and proxy statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of the Annual Report on Form 10-K and proxy statement or you may request householding by contacting your broker, bank or nominee.

FORM 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 3500 PARAMOUNT PARKWAY, MORRISVILLE, NORTH CAROLINA 27560.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: July 16, 2007

By Order of the Board of Directors,

Andrew L. Graham, Secretary

APPENDIX A

ADOPTION OF THE

TRIMERIS, INC.

2007 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of Trimeris, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

(a) Except as provided in Section 2(b), all of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.” Awards to Recipients who are neither employees nor directors must be eligible to be covered by registration on Form S-8.

(b) Any Option or SAR granted to an employee who is a nonexempt employee for purposes of the Fair Labor Standards Act of 1938 (the “FLSA”) cannot by its terms be exercisable by the employee for a period of at least six months after its Date of Grant, if and to the extent required under the FLSA for such Option or SAR to be excluded from the Employee’s “regular rate” (as defined under the FLSA). The Board may impose such other conditions or limitations on Options or SARs granted to nonexempt employees as it may deem appropriate to qualify such Options or SARS for exemption from such employees’ regular rate under the FLSA. Nonexempt employees will not be eligible for other Awards.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. During such time as the common stock, 0.001 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,000,000 shares of Common Stock, all of which could be used in granting Incentive Stock Options. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan and, when exercised, shall count in full against the number even though a smaller number are issued; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 50% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant (determined net of any Awards that have returned to the pool of shares available for grant in accordance with Section 4(a)) shall be 25% of the maximum number of shares available for Awards under the Plan as set forth in Section 4(a).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Trimeris, Inc., any of Trimeris Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted (the “Date of Grant”); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years. “Fair Market Value”‘ of a share of Common Stock for purposes of the Plan will be determined as follows:

If the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the Date of Grant; or

If the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the Date of Grant; or

If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise;

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) through netting against consideration the Participant will receive under a Reorganization Event or Change of Control Event, unless and to the extent the Board precludes such manner of payment;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine, provided that the Board may not authorize loans to assist in exercising the Options; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6. Stock Appreciation Rights.

(a) General. The Board may grant Awards consisting of a stock appreciation right (“SAR”) entitling the holder, upon exercise, to receive an amount of Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Terms. SARs may be granted in tandem with, or independently of, Options granted under the Plan. The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. The term of an SAR shall not be more than 10 years from the date of grant. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8 Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9 Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Acquisition Events

(1) Consequences of Acquisition Events. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company:

(i) Upon the occurrence of an Acquisition Event (as hereinafter defined),

(I) all Restricted Stock Awards then outstanding shall become fully vested and immediately free of all restrictions; and

(II) all other stock-based Awards other than Options and SARs shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

(ii) Upon the execution by the Company of an agreement to effect an Acquisition Event other than a Change of Control Event (as hereinafter defined), all Options and SARs (“Exercisable Awards”) then outstanding shall become fully vested and immediately exercisable in full upon the occurrence of the Acquisition Event or such earlier date as may be specified by the Board by written notice to the Participants, and the Board may take one or both of the following additional actions with respect to the Exercisable Awards: (A) provide that such Exercisable Awards shall be assumed, or equivalent Exercisable Awards be substituted by the acquiring or succeeding corporation (or an affiliate thereof), or (B) upon written notice to the Participants, provide that all then unexercised Exercisable Awards will terminate to the extent not exercised by the Participants prior to the consummation of such Acquisition Event or such earlier date as may be specified by the Board by written notice to Participants.

(iii) Upon the occurrence of a Change of Control Event, all Exercisable Awards then outstanding shall become fully vested and immediately exercisable in full.

(2) As used herein, an “Acquisition Event” shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company (an event specified in this clause (d) being referred to as a “Change of Control Event”).

(3) In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, or all Awards of the same type, identically.

(c) Assumption of Awards Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

10. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.

(1) General Rules. The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(2) General Rules for Options and SARs. With respect to Exercisable Awards and absent the Board’s determination or the provisions of Sections 9 or 10(d)(3) to the contrary,

(i) no Exercisable Awards shall be exercisable after the date the Participant’s service-providing relationship employment is terminated for cause (as determined in the sole discretion of the Board);

(ii) each Exercisable Award shall terminate and cease to be exercisable no later than three months after the date on which the Participant terminates employment (or, for grants to persons in their capacity as employees, service on the Board, whichever ends later, either referred to as “service”) with the Company, unless the Participant’s service with the Company terminates as a result of his or her death, “Disability” (within the meaning of Section 22(e)(3) of the Code) or Retirement (as defined herein);

(iii) if the Participant’s service terminates due to his or her Disability, the Exercisable Award shall immediately cease to vest and unvested portions shall expire immediately, while vested portions shall remain exercisable until the Exercisable Award terminates, but no later than 12 months from the date on which the Participant’s employment terminated;

(iv) if the Participant’s employment with the Company terminates due to his or her death, the Exercisable Award shall become immediately vested and exercisable and remain exercisable until the date 12 months from the date of death; and

(v) if the Participant’s employment or Board service with the Company ends as a result of Retirement, any Exercisable Awards shall immediately cease to vest and unvested portions shall expire immediately while vested portions will remain exercisable until the expiration of 10 years after the

Exercisable Awards’ Dates of Grant except as provided in Section 9. For purposes of this Plan, “Retirement” means departing employment and the Board after attaining the minimum age of 60 years and completing (i) a minimum of 10 years of full-time service as an employee of the Company or (ii) a minimum of 10 years of full-time service, of which (I) at least five years of full time service were as an employee of the Company and (II) the remaining years were either from full time service as such an employee or years of service (other than while employed by the Company) on the Board.

(3) Director Rules. Absent a contrary determination by the Board or as provided in Section 9, Exercisable Awards granted to non-employee directors will have ten year terms and will become fully exercisable upon completion of a year’s service on the Board.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to repricings, or Section 10(i) with respect to Performance Awards, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 10(i), The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $600,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11 Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the applicable stock exchange may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the applicable stock exchange amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions or amendments to equity compensation plans, then, from and after the effective date of such amendment to the applicable stock exchange rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors on June 20, 2007.

APPENDIX B

ADOPTION OF THE

TRIMERIS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

Purpose

Trimeris, Inc. 2007 Employee Stock Purchase Plan (the “ESPP” or the “Plan”) provides employees of Trimeris, Inc. (the “Company”) and its Eligible Subsidiaries with an opportunity to become owners of the Company through purchasing shares of the Company’s common stock (the “Common Stock”). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and its terms should be construed accordingly. The Plan is effective as of December 1, 2007.

Eligibility

An Employee whom the Company or an Eligible Subsidiary employs as of the first day of a Payroll Deduction Period (and has employed for such prior waiting period, initially set at 90 days, as the Committee determines) is eligible to participate in the ESPP for that Payroll Deduction Period. However, an Employee may not make a purchase under the ESPP if such purchase would result in the Employee’s owning Common Stock possessing 5% or more of the total combined voting power or value of the Company’s outstanding stock. In determining an individual’s amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

“Employee” means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee, unless the Committee determines that including the person is necessary to preserve tax treatment.

Administrator

A committee of the Board of Directors (the “Board”) of the Company, (the “Committee”), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations considered necessary in order to comply with the requirements of section 423 of the Code). Any determination or action of the Committee in connection with administering or interpreting the ESPP will be final and binding upon each Employee, Participant, and all persons claiming under or through any Employee or Participant.

Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may establish and change the Payroll Deduction Periods and Offering Periods,

limit or increase the frequency and/or number of changes in the amounts withheld during a Payroll Deduction Period,

establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

lengthen or shorten the waiting period before an Employee becomes eligible to participate, as long as the change applies uniformly,

permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections,

specify a smaller discount to the Fair Market Value (i.e. a higher Purchase Price) to apply in connection with a shortened period during which Participants are required to hold the shares after purchase;

establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, delegate its functions (other than those with respect to setting Payroll Deduction or Offering Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company, and establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

The Committee may also increase the price provided in Step 2 under Granting of Options (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of an Offering Period or Payroll Deduction Period or the higher of both rather than as of the lower) for Offering Periods and Payroll Deduction Periods beginning after Committee action.

Offering Periods

Offering Periods are successive and overlapping 12 month periods beginning on the first trading day on or after December 1 and June 1 of each year and ending on the last trading day in the 12 month period.

Payroll Period Deduction

Payroll Deduction Periods are the periods during which the Company collects payroll deductions for a particular purchase. Unless the Committee specifies otherwise, the Payroll Deduction Periods will be successive six month periods beginning December 1 and June 1, with the first such Period beginning as of December 1, 2007.

Participation

An eligible Employee may become a “Participant” for an Offering Period by completing an authorization notice and delivering it to the Committee through the Company’s Human Resources professionals within a reasonable period of time before the first day of such Offering Period. All Participants receiving options under the ESPP will have the same rights and privileges.

Method of Payment	A Participant may contribute to the ESPP solely through payroll deductions as follows:

The Participant must elect on an authorization notice or other required documentation to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at or above a minimum percentage and under terms the Committee determines. Payroll deductions will be at a rate from 1% to 10% of Compensation. Compensation under the Plan means an Employee’s regular compensation, including overtime, shift premiums, bonuses, and commissions (but expressly excluding income from stock options or other noncash compensation), from the Company or an Eligible Subsidiary paid during a Payroll Deduction Period.

All payroll deductions will be credited to the Participant’s account under the ESPP. No interest will accrue on the account.

Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll Deduction Period, unless the Participant sooner withdraws as authorized under Withdrawal from the Plan below.

A Participant may not alter the rate of payroll deductions during the Offering Period, except as provided under Withdrawal from the Plan.

The Company may use the consideration it receives for general corporate purposes.

Granting of Options

On the first day of each Offering Period, a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his or her Compensation. Such number of shares will be determined at the end of the Payroll Deduction Period according to the following procedure:

Step 1—Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

Step 2—Determine the “Purchase Price” to be the Fair Market Value, provided that, before an Offering Period begins, the Committee can decrease the price to an amount that represents at least 85% of the lower of the Fair Market Value of a share of Common Stock on the first day of the Offering Period and the last day of the Payroll Deduction Period; and

Step 3—Divide the amount determined in Step 1 by the amount determined in Step 2.

Any amounts in Step 3 not used to purchase whole shares will be carried forward to the next Payment Deduction Period, unless the Committee decides instead to have such amounts refunded to the Participant.

Fair Market Value	The Fair Market Value of a share of Common Stock for purposes of the Plan as of each date described in Step 2 will be determined as follows:

while the Common Stock trades on a national securities exchange, the closing price as reported on NASDAQ Global Market System on a given trading day;

if the Common Stock does not trade on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for such date;

if no such closing sale price information is available, the average of the closing bid and asked prices that Nasdaq reports for such date;

if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

if the Company has no publicly-traded stock, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines in good faith to be appropriate;

For any date described in Step 2, the Fair Market Value of a share of Common Stock for such date will be determined by using the pricing method described above for the trading day. For any date that is not a trading day, the Fair Market Value will be determined as of the next preceding trading day, unless the Committee determines that the time elapsed since trading ceased makes such prior day an inappropriate measure of Fair Market Value. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of changes in exchange or market procedures.

The Committee has sole discretion to determine the Fair Market Value for purposes of this Plan, and all participation is conditioned on the Participant’s agreement that the Committee’s determination is conclusive and binding even though others might make a different determination.

No Participant can receive options:

if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries (as defined below); or

that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

Exercise of Option

Unless a Participant effects a timely withdrawal under the Withdrawal paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase of the maximum number of shares (including, if the Committee so provides, fractional shares) that the sum of the payroll deductions credited to the Participant’s account during such Payroll Deduction Period can purchase under the formula specified in Granting of Options. In not event shall the number of shares purchased by a single participant exceed 2,000 shares on the last day of any Payroll Deduction Period.

Delivery of Common Stock

As soon as administratively feasible after the options are used to purchase Common Stock, the Company will credit to each Participant or, in the alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants.

Subsequent Offerings

A Participant will be deemed to have elected to participate in each subsequent Payroll Deduction Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Finance Department (or such other recipient as the Department designates) at least 10 days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the ESPP.

Withdrawal from the Plan

A Participant may withdraw all, but not less than all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Finance Department or its designee on behalf of the Committee at least 30 days before the end of such Payroll Deduction Period (or by such other deadline as the Committee determines). A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Payroll Deduction Period will be deemed to have withdrawn from the ESPP as of the date of such cessation, unless the Committee establishes other procedures.

When a Participant withdraws from the ESPP, his or her outstanding options under the ESPP will immediately terminate.

Unless the Committee determines otherwise, if a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in Designation of Beneficiary, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant’s Compensation.

A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and under the same rules as any Employee making an initial election to participate in the ESPP

(i.e., he may elect to participate in the next following Payroll Deduction Period so long as he or she files the authorization form by the deadline for that Payroll Deduction Period).

Stock Subject To Plan

The shares of Common Stock that the Company will sell to Participants under the ESPP will be shares of authorized but unissued Common Stock, shares held as treasury stock, and shares purchased on the market. The maximum number of shares made available for sale under the ESPP will be 250,000 (subject to the provisions of the Adjustments Upon Changes in Capital Stock section below). If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available and will, within 30 days following the end of that Payroll Deduction Period, refund any additional payroll deductions to the applicable Participants.

A Participant will have no interest in shares covered by his participation until the last day of the applicable Payroll Deduction Period.

Following purchase under the ESPP, a Participant’s shares will be registered in the name of the Participant or, at the Participant’s election, in street name or will otherwise be recognized as owned by the Participant on the Company’s stock ledger.

Adjustments Upon Changes in Capital Stock	Subject to any required action by the Company (which it will promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction Period, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration (excluding, unless the Committee determines otherwise, stock repurchases),

the Committee must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant’s election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

The Board or the Committee may take any actions described in the Adjustments upon Changes in Capital Stock section without any requirement to seek optionee consent.

The Committee will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate Change

Upon a Substantial Corporate Change, the Plan and the offering will terminate and all accumulated funds will be distributed as though the Participants had elected to withdraw unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or

the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

A Substantial Corporate Change means the

sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an “Excluded Owner” as defined below),

complete or substantially complete dissolution or liquidation of the Company;

a person, entity, or group (other than an Excluded Owner) acquires or attains ownership of 80% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

completion of a merger, consolidation or reorganization of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent, or any other transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than an Excluded Owner) owning 100% of Company Voting Securities.

An “Excluded Owner” consists of the Company, any Company Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

Designation of Beneficiary

A Participant may file with the Committee a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant’s account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources professionals on behalf of the Committee.

Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant’s designated beneficiary, the Company will deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant’s death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent, or relative is known to the Committee, then to such other person as the Committee may designate.

No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

Subsidiary Employees	Employees of Eligible Subsidiaries will be entitled to participate in the ESPP, except as the Committee otherwise designates.

Eligible Subsidiary means each of the Company’s Subsidiaries, except as the Board or Committee otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations including the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Subsidiary includes any single member limited liability company with its corporate member in the foregoing chain.

Transfers, Assignments, and Pledges

A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant’s account or any rights to exercise an option or to receive shares of Common Stock under the

ESPP other than by will or the laws of descent and distribution or under a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the Withdrawal section.

Amendment or Termination of Plan

The Board of Directors of the Company or the Committee may at any time terminate or amend the ESPP, whether during or at the end of any Payroll Deduction Period, without the consent of any Participant. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company will refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

Effect on Other Plans	Whether exercising or receiving an option causes the Participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Notices

All notices or other communications by a Participant to the Committee or the Company will be considered to have been duly given when the Finance Department of the Company receives them or when any other person or entity the Company designates receives the notice or other communication in the form the Company specifies.

General Assets

Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company’s property (except as otherwise required by Federal or state wage laws), and the optionee’s claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken under its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

Privileges of Stock Ownership

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

Tax Withholding

To the extent that a Participant realizes ordinary income or wages for employment tax purposes in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll Deduction Period in which he purchased the shares must, within 30 days of such transfer, notify the Company’s Payroll Department in writing of such transfer. Each Participant, as a condition of participation, agrees that the Company may treat the purchase of shares and/or their disposition as taxable events requiring the withholding or other collection of income and employment taxes and further agrees to pay any such taxes for which the Company cannot reasonably withhold.

Limitations on Liability

Notwithstanding any other provisions of the ESPP, no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person’s own fraud or bad faith.

No Employment Contract

Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to terminate the Employee’s employment.

Applicable Law	The laws of the State of Delaware (other than its choice of law provisions) govern the ESPP and its interpretation.

Legal Compliance

The Company will not issue any shares of Common Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, (“Securities Act”) and the Securities Exchange Act of 1934, as amended, and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent applicable law permits, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

Approval of Stockholders

The ESPP must be submitted to the shareholders of the Company for their approval within 12 months after the Board adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

Adopted by the Board of Directors on June 20, 2007.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 14, 2007.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Felix J. Baker, Ph.D.	☐	☐	02 - Julian C. Baker	☐	☐	03 - Stephen R. Davis	☐	☐

04 - Barry D. Quart, Pharm.	☐	☐	05 - Kevin C. Tang	☐	☐

		For	Against	Abstain
2.	Ratification of Accountants: Ratification and approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	Adoption of the Trimeris, Inc. 2007 Stock Incentive Plan: Vote to approve the adoption of the Trimeris, Inc. 2007 Stock Incentive Plan that would allow the issuance of up to 1,000,000 shares of common stock.	☐	☐	☐

4.	Adoption of the Trimeris, Inc. 2007 Employee Stock Purchase Plan: Vote to approve the adoption of the Trimeris, Inc. 2007 Employee Stock Purchase Plan that would allow the employees to purchase shares of our common stock through payroll deductions. A total of up to 250,000 shares of common stock may be issued under the plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.ê

Proxy — TRIMERIS, INC.

ANNUAL MEETING OF STOCKHOLDERS — AUGUST 14, 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints E. Lawrence Hill, Jr. and Andrew L. Graham, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on August 14, 2007, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED BE CHECKED. TO WITHHOLD AUTHORITY TO VOTE FOR A DIRECTOR NOMINEE, MARK THE BOX “WITHHOLD.”

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.